CEL-SCI CORPORATION
Consolidated Financial Statements for the Years Ended September 30, 1996, 1995, and 1994,
and Independent Auditors' Report


CEL-SCI CORPORATION
TABLE OF CONTENTS
Page
INDEPENDENT AUDITORS' REPORT    F-1
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER
        30, 1996, 1995, AND 1994: Consolidated Balance Sheets
        F-2 Consolidated Statements of Operations   F-3
Consolidated Statements of Stockholders' Equity         F-4
Consolidated Statements of Cash Flows   F-5
        Notes to Consolidated Financial Statements      F-6 - F-
16
INDEPENDENT AUDITORS' REPORT
To the Board of Directors and Shareholders of CEL-SCI Corporation:
We have audited the accompanying consolidated balance sheets of CEL-SCI Corpora-tion (the
Company) as of September 30, 1996 and 1995, and the related consolidated state-ments of operations, stockholders' equity, and cash flows for each of the three years in the
period ended September 30, 1996. These financial statements are the responsibi-lity of th e Company's management. Our responsibility is to express an opinion on these financial
statements based on our audits.
We conducted our audits in accordance with generally accepted auditing stan-dards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstate-ment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly,
in all material respects, the financial position of CEL-SCI Corporation as of
 September
30, 1996 and 1995, and the results of its operations and its cash flows for each of the
three years in the period ended September 30, 1996, in conformity with generally acce
pted accounting principles.

DELOITTE & TOUCHE LLP
Washington, DC
November 27, 1996






CEL-SCI CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED SEPTEMBER
30, 1996, 1995, AND 1994
1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
CEL-SCI Corporation (the Company) was incorporated on March 22, 1983, in the
 State of Colorado, to finance research and development in biomedical science and ultimately to engage in marketing products.
Use of Estimates - The preparation of financial statements in conformity with generally
accepted accounting principles requires management to make estimates and assumptions
that affect the reported amounts of assets and liabilities and disclosure of contingent
assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could
differ from those estimates.
Significant accounting policies are as follows:
        Principles of Consolidation - The consolidated financial statements include the accounts of CEL-SCI Corporation and its wholly owned subsidiary, Viral Technologies, Inc. All significant intercompany transactions have been eliminated upon consolidation.
        Investments - Effective September 30, 1994, the Company adopted, on a prospective basis, Statement of Financial Accounting Standard No. 115, "Accounting for
 Certain Debt
and Equity Securities" (SFAS 115) and revised its policy for investments.
 Investments
that may be sold as part of the liquidity management of the Company or for other fac
tors are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses on such securities are reported as a separate component of stockholders' equity. Realized gains and losses on sales of securities are reported in earnings and computed using the specific identified cost basis.
        Research and Office Equipment - Research and office equipment is recorded at cost and depreciated using the straight-line method over estimated useful lives of five to seven years.
       Research and Development Costs - Research and development expenditures are expensed as incurred.
        Patents - Patent expenditures are capitalized and amortized using the straight-line method over 17 years. In the event changes in technology or other circumstances impair the value or life of the patent, appropriate adjustment in the asset value and period of amortization will be made.
        Net Loss Per Share - Net loss per common share is computed by dividing the net loss, after increasing the loss for the effect of any preferred stock dividends, by the
weighted average number of common shares outstanding during the period.  Common stock
equivalents, including options to purchase common stock, were excluded from the calculat
ion as they were antidilutive.
        Investment in Joint Venture - Through October 1995, the investment in joint venture has been accounted for by the equity method. The Company's propor-tionate share of the net loss of the joint venture has been included in the respective state-ments of operations. In October 1995, the Company purchased the remaining 50% interest in the
join
t venture, and as of October 15, 1995, the operations of the joint venture is consolidated
in the financial statements of the Company.
        Statement of Cash Flows - For purposes of the statements of cash flows, cash consists principally of unrestricted cash on deposit, and short-term money market funds. The Company considers all highly liquid investments with a maturity of less than three months to be cash equivalents.
        Prepaid Expenses - The majority of prepaid expenses consist of bulk purchases of laboratory supplies to be consumed in the manufacturing of the Company's product for clinical studies and for its further development.
        Income Taxes - Income taxes are provided using the liability method under which deferred tax liabilities or assets are determined based on the difference between the
financial statement and tax bases of assets and liabilities (i.e., temporary differences) and are measured at the enacted tax rates. Deferred tax expense is determined by the change in the liability or asset for deferred taxes.
        Reclassifications - Certain reclassifications have been made for 1995 and 1994 for comparative purposes.
2.      INVESTMENTS
The carrying values and estimated market values of investments available-for-sale at
September 30, 1996, are as follows:




While management has classified investments at September 30, 1996, as available-for-sale, management intends to hold such securities to maturity for the foreseeable future.
The carrying values and estimated market values of investment securities at
 September
30, 1995, are as follows:



The gross realized gains and losses of sales of investments available-for-sale for the
years ended September 30, 1996, 1995, and 1994, are as follows:

3.      RESEARCH AND OFFICE EQUIPMENT
Research and office equipment at September 30, 1996 and 1995, consist of the following:



4.      JOINT VENTURE
In April 1986, the Company paid $200,000 cash and issued 50,000 shares of its
 $.01 par
value common stock to acquire half the rights to technology which may be useful in the
diagnosis, prevention and treatment of Acquired Immune Deficiency Syndrome
 (AIDS) from
Alpha I Biomedicals, Inc.  The Company's stock was valued at $15.00 per share on the
bas is of arm's-length negotiations. At the time the transaction took place, the stock was trading at $24.20. Because the cost of these rights to technology is considered research and development, the $950,000 purchase price was expensed.
The Company and Alpha 1 Biomedicals, Inc. (Alpha 1) contributed their respective interests in the technology and $10,000 each to capitalize a joint venture,
 Viral
Technologies, Inc. (VTI).  VTI was wholly owned by the Company and Alpha 1, each having
a 50% ownership interest.  The total loaned or advanced to VTI by CEL-SCI
 Corporation
through Sept
ember 30, 1995, was $1,592,584.
In October 1995, the Company purchased the remaining 50 percent interest in VTI from
Alpha 1. The Company conveyed 159,170 shares of CEL-SCI common stock as the consideration for the net assets of VTI with a fair value of approximately
 $170,000.
The acquisition was accounted for under the purchase method of accounting with substantially all of t he value of the purchase price being expensed as research and development expense for
the year ended September 30, 1996, as the acquisition represents primarily research and
development costs.  Effective October 31, 1995, the Company has consolidated
 CEL-SCI's
and VTI's financial statements, and the consolidated financial statements reflect the re
sults of VTI's operations since the date of acquisition.
During the two years ended September 30, 1995, VTI had no sales. A summary of the operations of VTI is as follows:



The balance sheet of VTI at September 30, 1995 is summarized as follows:



In May 1995, Viral Technologies, Inc. reacquired the
Far Eastern marketing rights for HGP-30 from Nippon
Zeon Co., Ltd. No stock or cash was exchanged at that time but Nippon Zeon was given a royalty right to HGP-30 plus the right to recover its investment in Viral Technologies subject to certain occurrences. In July 1996, VTI purchased all of the remaining rights to HGP-30 in return for 45,000 shares of the Company's common stock.
5.      CREDIT ARRANGEMENTS
At September 30, 1995, the Company had a promissory note outstanding with a bank in
the
amount of $811,263. The principal was being repaid over forty-eight consecutive months beginning February 5, 1995. Interest on the outstanding balance was based on
the Bank's prime rate plus two percent, which was 10.75% at September 30, 1995,
 and
was to be p
aid monthly with the principal payments. The promissory note was secured by all corporate assets and required the Company to hold a certificate of deposit equal to 20%
of the outstanding balance of the line of credit with the Bank.  Under the promissory
note the Company was also subject to certain minimum equity, liquidity, and operating
covenant
s. During the year ended September 30, 1996, the Company paid off the total outstanding debt. This early payoff was not subject to any prepayment penalties. There is no such borrowing arrangement at September
30, 1996. 6.  RELATED-PARTY TRANSACTIONS
The technology and know-how licensed to the Company was developed by a group of researchers
under the direction of Dr. Hans-Ake Fabricius and was assigned during 1980 and
 1981 to
Hooper Trading Company, N.V., a Netherlands Antilles corporation (Hooper) and
 Shanksville
Corporation, also a Netherlands Antilles corporation (Shanksville). Maximillian de Clara, an officer and director in the Company, and Dr. Fabricius owned 50% and 30%, respectively, of each of these companies.  The technology and know-how assigned to Hooper
and Shanksville was licensed to Sittona Company, B.V., a Netherlands corporation (Sittona), effective September, 1982 pursuant to a licensing agreement which requires
Sitt
ona to pay to Hooper and Shanksville royalties on income received by Sittona respecting
the technology and know-how licensed to Sittona. In 1983, Sittona licensed this technology to the Company. At such time as the Company generates revenues from the sale
or sublicense of this technology, the Company will be required to pay royalties to
Sittona
equal to 10% of net sales and 15% of licensing royalties received from third parties. In that event, Sittona, pursuant to its licensing agreements with Hooper and Shanksville, will be required to pay to those companies a minimum of 10% of any royalty payments received from the Company.
In 1985 Mr. de Clara acquired 100% of the issued and outstanding stock of
 Sittona.  In
this arrangement Mr. de Clara and Dr. Fabricius, because of their ownership interests in
Hooper and Shanksville, would have received approximately 50% and 30%, respectively, of
any royalties paid by Sittona to Hooper and Shanksville; and Mr. de Clara, through hi
s interest in all three companies (Hooper, Shanksville, and Sittona), could have received
up to 95% of any royalties paid by the Company.
Between 1985 and October 1996, Mr. de Clara owned all of the issued and out-standing stock of Sittona. In October 1996, Mr. de Clara disposed of his interest in Sittona. The Company has reached a tentative agreement to acquire from Sittona Company,
 Hooper
Trading Company, and Shanksville Corporation all rights pertaining to the
 Multikine
technology for $500,000 in cash and shares of the Company's common stock with a value of
$3,500,000.  The acquisition of this technology is subject to the execution of a definitiv
e agreement between the parties.
During the year ended September 30, 1996, a shareholder and officer of the Com-pany borrowed $86,100 from the Company to exercise the purchase of 40,000 shares of common
stock, which was evidenced by a short-term promissory note. The note was sub-sequently repaid during the year. In addition, at September 30, 1996, $138,000 was receivable from
the
 officer in Company advances.
7.      INCOME TAXES
The approximate tax effect of each type of temporary differences and carry forward that
gave rise to the Company's tax assets and liabilities at September 30, 1996, is as
follows:



The Company has available for income tax purposes net operating loss carry forwards of
approximately $30,711,000, expiring from 1998 through 2007.
In the event of a significant change in the ownership of the Company, the utili-zation of such carryforwards could be
substantially limited. 8.      STOCK OPTIONS, WARRANTS, AND BONUS PLAN
During the year ended September 30, 1996, the shareholders of the Company approved the adoption of two new Plans, the 1996 Incentive Stock Option
Plan (1996 Incentive Plan) and the 1996 Non-Qualified Stock Option Plan
(1996 Non-Qualified Plan).  Shares are reserved under each plan and total 600,000 and 400,000 shares, respectively.
During the year ended September 30, 1995, the Board of Directors canceled certain options
under the various stock option plans and replaced them with new options.  Under this
conversion the number of options outstanding did not increase or decrease as the conversion was an exchange of options within the plans to maximize reserved shares in the
Pla
ns with the options granted.
The shareholders of the Company approved the adoption of the 1995 Non-Qualified
 Stock
Option Plan (1995 Non-Qualified Plan) and reserved 400,000 shares under the plan.  Terms
of
the options are to be determined by the Company's Compensation Committee, but in no event
are options to be granted for shares at a price below fair market value at the da
te of grant.  In December 1995, the 1995 Non-Qualified Plan was amended to provide for
800,000 shares to be reserved under the 1995 Non-Qualified Plan.
On July 29, 1994, the Board of Directors approved the adoption of two new plans, subject
to shareholder approval, the 1994 Incentive Stock Option Plan (1994 Incentive
 Plan) and
the 1994 Non-Qualified Stock Option Plan (1994 Non-Qualified).  Shares are
 reserved under
each plan and total 100,000 shares for each plan.  Only employees of the Company
 a
re eligible to receive options under the 1994 Incentive Plan, while the
 Company's
employees, directors, officers, and consultants or advisors are eligible to be granted
options under the 1994 Non-Qualified Plan.  Terms of the options are to be determined by
the Company's Compensation Committee, which will administer all of the plans, but in no
eve
nt are options to be granted for shares at a price below fair market value at date of grant. Options granted under the option plans must be granted, or shares issued under the bonus plan issued, before July
29, 2004.
On September 30, 1992, the shareholders of the Company approved the adoption of three new
plans, the 1992 Incentive Stock Option Plan (1992 Incentive Plan), the 1992 Non-Qualified Stock Option Plan (1992 Non-Qualified Plan) and the Stock Bonus Plan
 (1992
Bonus Plan). Shares are reserved under each plan and total 100,000, 60,000 and
 40,000
shares,
 respectively. Only employees of the Company are eligible to receive options under the
Incentive Plan, while the Company's employees, directors, officers, and consultants or
advisors are eligible to be granted options under the Non-Qualified Plan or issued
shares under the Bonus Plan. Terms of the options are to be determined by the Company's Co mpensation Committee, which will administer all of the plans, but in no
event are options to be granted for shares at a price below fair market value at date of grant. Options granted under the option plans must be granted, or shares issued under the bonus plan issued, before August 20, 2002.
On February 23, 1988, the shareholders of the Company adopted the 1987 Nonquali-fied
Stock Option and Stock Bonus Plan (the 1987 Plan).  This plan reserved 200,000 shares
of the Company's previously unissued common stock to be granted as incentive stock
options to employees. The 1987 Plan reserved 50,000 shares of the Company's pre-viously unissued common stock to be granted as stock bonuses to employees. The exercise price
of the options could not be established at less than fair market value on the date of
grant and the option period could not be greater than ten years. During 1993, the 1987
Plan was terminated and no further options will be granted and no further bonus shares
will be is sued pursuant to the 1987 Plan.


Information regarding the Company's stock option plans are summarized as follows:
































During 1991, the Company granted a consultant an option to purchase 50,000 shares of
the Company's common stock.  The option is exercisable at $13.80 per share and expired
in March 1996.  The holder of the option had the right to have the shares issu-
able
upon the exercise of the option included in any registration statement filed by the
Company.
Also during 1991, the Company granted another consultant options to purchase
 6,000
shares of the Company's common stock.  Options to purchase 667 shares expired in
 April
1993. Options to purchase 1,333 shares at $2.50 per share were exercised in
 April 1994.
At September 30, 1996, options to purchase 4,000 shares were outstanding and exercisable at prices ranging from $2.50 to $15.00 per share.
In connection with the 1992 public offering, 5,175,000 common stock purchase warrants
were issued and are outstanding at September 30, 1995.  Every ten warrants entitle the
holder to purchase one share of common stock at a price of $15.00 per share.
 During 1995,
the expiration of these warrants was extended to February 1996.  In December
 1995, the
 expiration of the warrants was extended to February 1997. Subsequent to the year ended
September 30, 1996, the expiration date of the warrants has been extended to
 February
1998. Also in connection with the 1992 offering, the Company issued to the underwriter
warrants to purchase 9,000 equity units, each unit consisting of 5 shares of common stock
and 5 warrants entitling the holder to purchase one additional share of common stock.
The equity unit warrants are outstanding at September 30, 1996, and are exer-cisablethrough
February 8, 1997, at a price of $255.70 per unit. The common stock warrants in-cluded in the units are exercisable at a price of $76.70 per share.
During 1995, the Company granted another consultant options to purchase
17,858 shares of the Company's common stock.  These shares became exercisable on November 2, 1995, and will expire November 1, 1999. These options are exercisable at $5.60 per share and remain outstanding at
September 30, 1996.
In connection with a private offering in June and September 1995, the Company issued to
the underwriter warrants to purchase 230,000 equity units.  Each unit consisted of one
share of the Company's common stock.  For the June 1995 private placement,
 57,500 equity
units were issued at $2.00 per unit and another 57,500 equity units were issued at $3
 .25 per unit. All units issued connection with June 1995 private placement were exercised at September 30, 1996. For the September 1995 private placement,
 57,500 equity
units were issued at $2.40 per unit and another 57,500 equity units were issued at $3.25
per unit.  At September 30, 1996, 21,890 equity units were exercised at $3.25 per unit an
d 21,890 equity units were issued at $2.40 per unit.  Remaining equity units of
 71,220
were outstanding at September 30, 1996.
During 1996, the Company granted two consultants options to purchase a total of
 70,000
shares of the Company's common stock.  The 50,000 options became exercisable on
 August
21, 1996, at $3.25. Only 24,000 of these 50,000 options were exercised, and the remaining options expired on September 30, 1996. An additional 20,000 options became
exercisa
ble on August 31, 1996, at $3.25 and expire in September 1997.  Options of
 20,000
remain outstanding at September 30, 1996.
9.      EMPLOYEE BENEFIT PLAN
During 1993 the Company implemented a defined contribution retirement plan, qualifying
under Section 401(k) of the Internal Revenue Code, subject to the Employee
 Retirement
Income Security Act of 1974, as amended, and covering substantially all CEL-SCI employees. The employer contributes an amount equal to 50% of each employee's contribution not to exceed 3% of the participant's salary. The expense for the year ended
 September 30, 1996 and 1995, in connection with this plan was approximately $29,800 and
$24,900, respectively.
10.     LEASE COMMITMENTS
Operating Leases - The future minimum annual rental payments due under noncancelable operating leases for office and laboratory space are as follows:



Rent expense for the years ended September 30, 1996, 1995, and 1994, was approximately $177,858, $124,059, and $122,369, respectively.
11.     STOCKHOLDERS' EQUITY
In March 1996 the Company sold $1,250,000 of Convertible Notes (the Notes) to two persons.
The Notes were convertible from time to time, in whole or in part, into shares of the
Company's Common Stock.  The conversion price was the lesser of (i) $5 per share
 or
(ii) 80% of the average closing bid price of the Company' Common Stock during the
five trading days immediately preceding the date of such conversion.  The
Notes were payable on December 1, 1996, and accrued interest at 10%
per annum.  All of the Notes have since been converted into 250,000 shares of the Company's Common Stock.
During the year ended September 30, 1996, the Company authorized 3,500 shares of
 Series
A Preferred Stock (Series A Stock) with a par value of $.01 per share.  The
 Company
also authorized 5,000 shares of Series B Preferred Stock (Series B Stock) with a par
value of $.01 per share.  Holders of Series A Stock and Series B Stock are entitled to
divid ends, payable quarterly if declared, at the rate of $17.50 per quarter. Dividends which are not declared will not accrue nor be cumulative.
Each share of Series A Stock was convertible into shares of common stock equal in number
to the amount determined by dividing $1,000 by 85% of the closing price of the
 Company's
common stock on or after 60 days from issuance, and 83% of the closing price on or after
90 days from issuance, with the conversion price not less than $3.00 nor more than
 $8.00. Each share of Series B Stock is convertible into shares of common stock equal in number to the amount determined by dividing $1,000 by 87% of the closing price of the
Company's common stock on or after 10 days from the effective registration date of the
common shares, and 85% of the closing price on or after 40 days from the effec-tive dat
e, with the conversion price not less than $3.60 nor more than $14.75.
During 1996, the Company issued 3,500 shares of Series A Stock for cash consideration of $3,500,000 and 5,000 shares of Series B Stock for cash consideration of $5,000,000. Commissions of $375,000 were paid relative to the preferred stock offerings and were recorded as a reduction of additional paid-in capital on the transaction.
Also during 1996, 2,900 shares of Series A Stock were converted into 504,096 shares of
the Company's common stock for consideration of approximately $2,900,000.  In
 August
1996, the Board of Directors declared dividends on Series A Stock ($17.50 per quarter)
and cash dividends of $58,794 were paid as of September 31, 1996. Subsequent to September
30, 1996, the Board of Directors declared dividends on Series A Stock ($17.50 per
                                quarter)
and Series B Stock ($17.50 per quarter).
On April 28, 1995, the stockholders of the Company approved a 10-for-1 reverse split of the Company's outstanding common stock, which became effective on May 1, 1995.  All shares and per-share amounts have been restated to reflect the stock split.
The Company also participated in a private offering during 1995.  This offering allowed
for the purchase of one share of common stock and one warrant (a unit) for the price of
$2.00 per unit.  All 1,150,000 shares authorized for the offering were purchased during
the year ended September 30, 1995.  Cash of $2,300,000 was received in June and
 Septe
mber 1995.  Commissions of $344,150 were paid or payable relative to the offering at
September 30, 1995.
During 1994, the Company granted 1,500 shares of common stock to an officer as a bonus
award.  The Company also issued 25,000 shares to satisfy the judgment against an officer
and director.  The issuance was to the plantiff in lieu of reimbursement to the officer
and director.  The judgment was settled in 1993 and the expense of the issuance was r
ecorded in 1993.
12.     NEW ACCOUNTING PRONOUNCEMENTS
In March 1995, the Financial Accounting Standards Board issued Statement No. 121 regarding accounting for the impairment of long-lived assets. This statement is required
to be adopted by the Company in fiscal 1997.  At the present time the Company does not
believe that adoption of this statement will have a material effect on its financial
positi
on or results of its operations.
In October 1995, the Financial Accounting Standards Board issued Statement No.
 123,
Accounting for Stock Based Compensation (SFAS 123), which provides an alterna-tive to APB
Opinion No. 25 in accounting for stock-based compensation issued to employees.
  As
permitted by SFAS 123, the Company plans to continue to account for stock-based compensation in accordance with APB Opinion No. 25. The Company will present in its
annual financial statements the additional disclosure required by SFAS 123.
* * * * * *